                      SECURITIES AND EXCHANGE COMMISSION

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BRAZIL FAST FOOD CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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                       Copies of all communications to:

                             IRA I. ROXLAND, Esq.
                        Sonnenschein Nath & Rosenthal
                         1220 Avenue of the Americas
                           New York, New York 10020
                                (212)768-7000

[BOB'S LOGO]
                            BRAZIL FAST FOOD CORP.
                         Av. Brasil, 6431--Bonsucesso
                                 CEP 21040-360
                            Rio de Janeiro, Brazil

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 7, 2001

                               ----------------

Dear Stockholders,

  On Thursday, June 7, 2001, Brazil Fast Food Corp. will hold its annual meeting of stockholders at Av. Brasil, 6431--Bonsucesso, CEP:21040-360, Rio de Janeiro, Brazil. The meeting will begin at 3:00 p.m.

  Only persons that own shares of our common stock at the close of business on May 4, 2001 can vote at this meeting. At the meeting we will:

    . elect five directors for the ensuing year; and

    . attend to any other business properly brought before the meeting.

  Your Board of Directors recommends that you vote in favor of each of the director-nominees identified in this proxy statement.

                                          Carlos Henrique da Silva Rego
                                          Secretary

Rio de Janeiro, Brazil
May 7, 2001

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY YOUR BOARD OF DIRECTORS, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            BRAZIL FAST FOOD CORP.
                         Av. Brasil, 6431--Bonsucesso
                                 CEP 21040-360
                            Rio de Janeiro, Brazil

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  Unless otherwise specified, all references in this proxy statement to "R$" are to the Brazilian reais, the currency of Brazil, and to "$" are to United States dollars. On May 4, 2001, one real equaled 0.[ ] United States dollars.

                             QUESTIONS AND ANSWERS

Q: Who is soliciting my vote?

A: This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q: When was this proxy statement mailed to stockholders?

A: This proxy statement was first mailed to stockholders on or about May 7, 2001.

Q: Who may attend the meeting?

A: All persons who held our shares on May 4, 2001 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), and you will be permitted to attend the meeting.

Q: On what issues am I voting?

A: You will be voting on the election of five nominees to serve on our board of directors for the ensuing year.

Q: How does the Board recommend I cast my vote?

A: The Board recommends a vote FOR each of the nominees.

Q: What if unanticipated business arises at the meeting?

A: In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies, unless marked to the contrary, in their discretion as they deem advisable.

Q: How do I vote?

A: Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each of the nominees.

Q: What if my shares are held through a bank or broker?

A: Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

Q: May I revoke my proxy?

A: Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, at any time before the meeting, by written notice received by us at our address as set forth above, to the attention of the corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

Q: Who will count the votes?

A: Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

Q: Is my vote confidential?

A: Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q: How many shares can vote?

A: Only persons who owned shares of our common stock as of May 4, 2001 can vote at the annual meeting. The total number of our shares outstanding as of
May 4, 2001 was [   ]. A list of persons entitled to vote at the meeting will
be available for inspection by any stockholder at our offices, Av. Brasil, 6431--Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will be available at the meeting itself.

Q: What is a quorum?

A: A "quorum" is a majority of our outstanding shares of common stock that may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. A proposal must receive a vote greater than that of 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. An abstention has the same effect as a vote AGAINST a proposal. A WITHHELD vote will be counted for quorum purposes. However, a WITHHELD vote is not deemed present for purposes of determining whether stockholder approval has been obtained. Broker non-votes (abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold) will still be counted as part of the quorum. However, the broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Q: How will voting on any other business be conducted?

A: We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Omar Carneiro da Cunha, our chairman, and Peter J.F. van Voorst Vader, our chief executive officer, to vote on such matters in their discretion.

Q: Who is our largest stockholder?

A: As of May 4, 2001, AIG Latin America Equity Partners, Ltd. owned 450,125 shares of our common stock, representing approximately [ ]% of our outstanding shares.

Q: When are stockholder proposals for the 2001 Annual Meeting due?

A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Carlos Henrique da Silva Rego, our secretary, at our address shown above, prior to January 30, 2002.

Q: Can a stockholder nominate someone to be a director?

A: As a stockholder, you may recommend any person for a directorship by writing to our chairman, Omar Carneiro da Cunha, at our address shown above. Recommendations must be received prior to January 30, 2002 for the 2002 annual meeting. Recommendations must be accompanied by the name and residence and business addresses of the nominating stockholder, who must also represent that he or she is a record holder of our common stock or that he or she holds such through a broker, and he or she must indicate the number of shares held. The recommendations must also include a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the individual(s) if the nominations are to be made at a stockholder meeting. The recommendation must include the information regarding each nominee that is required to be included in a proxy statement (e.g. name, age, experience, education, etc.). The nominating stockholder must also describe any arrangement or understanding between or among such stockholder and each nominee for his or her nomination or election. Finally, the recommendation must include the written consent of each nominee to serve as a director if elected.

                      NOMINEES FOR ELECTION AS DIRECTORS

  There are five nominees for election to our board of directors. Nominees, if elected, will serve for an additional term of one year or until their respective successors are elected and qualified.

  The following table sets forth each nominee's:

  .  position and offices presently held;

  .  age; and

  .  tenure as a director.

                                           Position and offices        Director
             Name               Age           Presently held            since
             ----               --- ---------------------------------- --------
Omar Carneiro da Cunha.........  54 Chairman of the Board                1996
Peter J.F. van Voorst Vader....  47 President, Chief Executive Officer   1996
                                    and Director
Lawrence Burstein..............  58 Director                             1996
Jose Ricardo Bosquet Bomeny....  59 Director                             1996
Stephen J. Rose................  70 --                                    --

  Omar Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy. He served as Chief Executive Officer of AT&T Brazil from September 1995 to December 1997. From 1967 until 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates including serving as President of Shell Brasil S.A. from 1992 until 1994. Mr. Carneiro da Cunha received a B.A. in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.

  Peter J. F. van Voorst Vader has been our chief executive officer since March 1996. Prior to that date and from 1995, he was an independent business consultant. From 1992 until 1995, Mr. van Voorst Vader was a retail sales manager for Shell Nederland Verkoopmaatschapppij B.V., overseeing the operations of 800 gas stations. From 1985 until 1992, Mr. van Voorst Vader held several positions with Shell Brazil including sales promotion manager, marketing communications manager and retail development manager. From 1983 until 1985, he was employed by Shell International Petroleum Company as a regional brand and communications assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a Commercial Assistant for Shell Italia. Mr. van Voorst Vader received a B.S. in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.

  Lawrence Burstein is, and since March 1996 has been, president, a director, and the principal stockholder of Unity Venture Capital Associates Ltd., a private investment banking firm. Mr. Burstein, who was also our president from our inception until March 1996, is a director of five other public companies:

  . T.H.Q., Inc., which develops and markets video games for Sony, Nintendo and Sega;

  . CAS Medical Systems, Inc., which manufactures and markets blood pressure monitors and other disposable products principally for the neonatal market;

  . MNI Group, Inc., which principally manufactures and distributes nutritional supplements;

  . I.D. Systems, Inc., which designs, develops and produces a wireless monitoring and tracking system which uses radio frequency technology;

  . Quintel Communications, Inc., which is a direct marketing company that develops and operates Internet-based marketing companies.

Mr. Burstein received an L.L.B. from Columbia Law School.

  Jose Ricardo Bosquet Bomeny founded BigBurger Ltda. in 1975 and was its president until we acquired this company in July 1996. He currently owns another fast food business, which is not competitive with our business, as well as six gas stations and two parking lots.

  Stephen J. Rose is, and since May 2000 has been a founding director and shareholder of Latinco, a London-based investment bank specializing in capital raising and other services to medium-sized Latin American companies. Prior thereto and from 1996 he was managing director of UBB Capital Markets in London. From 1980 through 1996, Mr. Rose was chairman and managing director of Stephen Rose & Partners, a private investment bank which was acquired by UBB in 1996. Mr. Rose was educated in Marlborough College and subsequently at Worcester College, Oxford, where he obtained First Class Honours in Law and was called to the Bar in 1954.

  Under the terms of a stockholders' agreement dated as of August 11, 1997 among AIG Latin America Equity Partners, Ltd. ("AIGLAEP") and all of our current executive officers and directors and certain of their affiliates, each of these persons have agreed to vote their respective shares of our common stock to elect as directors, respectively, two designees of Shampi Investments A.E.C. (Messrs. Carneiro da Cunha and van Voorst Vader), one designee of Mr. Burstein and certain other former executive officers and directors of the Company (Mr. Burstein), one designee of BigBurger Ltda. (Mr. Bomeny) and one designee of AIGLAEP. AIGLAEP has not exercised its right to designate a board nominee to stand for election at the June 7, 2001 meeting. Under certain circumstances, AIGLAEP may designate such number of additional directors that, when combined with mandatory resignations of certain current directors, AIGLAEP's designees shall constitute a majority of our board. On March 14, 2001, the stockholders' agreement was amended to provide, among other matters, for the suspension, until the completion of our audited financial statements for the year ending December 31, 2002, of AIGLAEP's right to appoint a majority of our board.

The Board of Directors recommends a vote FOR the election of each director-nominee.

Identification of Executive Officers

  (excludes executive officers who are also directors).

 Name               Age           Position                    Biography
 ----               --- ---------------------------- --------------------------
 Carlos Henrique da
  Silva Rego.......  38 Vice President--Finance,     Our chief financial
                        Chief Financial Officer, and officer since February
                        Secretary                    1998. Prior to this date
                                                     and from 1994, he was
                                                     financial controller of
                                                     Castrol Brasil Ltda., a
                                                     subsidiary of Burhma
                                                     Castrol Plc. Mr. Rego
                                                     previously held a variety
                                                     of positions with Pepsico
                                                     Inc., including finance
                                                     manager for Latin America.
                                                     Mr. Rego holds a B.A. in
                                                     Accounting and an MBA from
                                                     the Universidade Federal
                                                     do Rio de Janeiro.

  Our executive officers are elected annually by our board to hold office until the first meeting of our board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning our Board

  Our board held five meetings during the year ended December 31, 2000. All then incumbent directors attended all of these meetings.

  Our board's compensation committee is charged with reviewing and recommending to our board compensation programs for our executive officers and key employees. The compensation committee, which is currently composed of Messrs. Carneiro da Cunha, van Voorst Vader, and Burstein, held five meetings during the year ended December 31, 2000, with all of its members in attendance.

  Our board's audit committee is charged with the review the activities of our independent auditors, including, but not limited to, fees, services, and scope of audit. The audit committee is presently composed of Messrs. Burstein, Carneiro da Cunha, and van Voorst Vader, the latter serving in an ex officio, non-voting capacity. The audit committee held four meetings during the year ended December 31, 2000, with all of its members in attendance.

Directors' Compensation

  Our directors receive no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Rather, we compensate our directors on an annual basis for their services through grants of options to acquire shares of our common stock, exercisable at the prevailing market price of our common stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting.

                         REPORT OF THE AUDIT COMMITTEE

  During fiscal 2000, the audit committee of our board developed an updated charter for the committee, which was subsequently approved by the full board. The complete text of the new charter, which reflects standards enunciated in new SEC regulations and NASDAQ rules, is attached as appendix I to this proxy statement.

  . The committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

  . The committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

  . The committee oversees our management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

  The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter.

  In overseeing the preparation of our financial statements, the committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).

  With respect to our outside auditors, the committee, among other things, discussed with Arthur Andersen S/C matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

  On the basis of these reviews and discussions, the committee recommended to the board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC.

  The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen S/C.

  The committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                               Lawrence Burstein
                            Omar Carneiro da Cunha
                          Peter J.F. van Voorst Vader

                            EXECUTIVE COMPENSATION

  Set forth below is the aggregate compensation that we paid for services rendered in all capacities to us during the years ended December 31, 2000, 1999 and 1998 by our chief executive officer and by our only other executive officer during the year ended December 31, 2000.

                          Summary Compensation Table

                                                                      Long Term Compensation
                                                             ----------------------------------------
                          Annual Compensation                     Awards        Payouts
                         ----------------------              ----------------- ---------
                                                             Restrict- Number  Long Term
   Name and Principal    Fiscal                 Other Annual ed Stock    of    Incentive  All Other
        Position          Year   Salary  Bonus  Compensation  Awards   Options  Payouts  Compensation
   ------------------    ------ -------- ------ ------------ --------- ------- --------- ------------
Peter J.F. van Voorst     2000  $82,787     --      --          --     42,500     --         --
 Vader..................  1999  $84,360     --      --          --     48,125     --         --
 Chief Executive Officer  1998  $116,000    --      --          --      4,375     --         --
Carlos Henrique Rego ...  2000  $76,307     --      --          --     25,000     --         --
 Vice President-Finance   1999  $88,920  $3,420     --          --     10,000     --         --
                          1998  $116,000    --      --          --      1,250     --         --

                       Option Grants in Last Fiscal Year

                            Number of    Percent of Total
                             Shares      Options Granted                                   Grant Date
                           Underlying    to Employees in  Exercise or Base                  Present
Name                     Options Granted   Fiscal Year      Price (S/SH)   Expiration Date  Value(1)
----                     --------------- ---------------- ---------------- --------------- ----------
Peter J.F. van Voorst
 Vader..................     42,500            31.1%           $2.189          6/07/05      $70,805
Carlos Henrique Rego....     10,000            18.3%           $2.189          6/07/05      $16,660
                             15,000                            $2.100          8/25/05      $22,848

--------
(1) Present value is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants in 2000; risk free interest rate of 5.71%; no expected dividend yield; expected lives of 5 years; and expected stock price volatility of 98%.

  Set forth below is further information with respect to unexercised options held by our executive officers to purchase our common stock:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                  Number of Unexercised
                          Number of               Securities Underlying              Value of Unexercised
                           Shares             Options at December 31, 2000           In-the-Money Options
                         Acquired on  Value   ----------------------------------   -------------------------
          Name            Exercise   Realized  Exercisable        Unexercisable    Exercisable Unexercisable
          ----           ----------- --------  -----------       ---------------   ----------- -------------
Peter J.F. van Voorst
 Vader..................     --        $--               66,250                --    $11,093       $--
Carlos Henrique Rego....     --        $--               36,250                --    $ 9,360       $--

Employment Agreements

  Mr. van Voorst Vader is party to an employment agreement with us that is scheduled to expire in February 2002. The agreement calls for him to serve as our chief executive officer at a current salary of R$148,600 per annum, with provision for annual bonuses based upon future results of operations, in such amounts, if any, as may be determined from time to time at the discretion of our board.

  Mr. Rego is party to an employment agreement with us that is scheduled to expire on February 1, 2002 that calls for him to serve as our vice-president-finance and chief financial officer at a current salary of R$156,000 per annum. This employment agreement contains a discretionary bonus provision substantially identical to those contained in Mr. van Voorst Vader's employment agreement.

Change of Control Arrangements

  Our employment arrangements with our two executive officers provide that if we terminate the employment of either of them, other than for cause, following a change of control, or any such person voluntarily terminates such employment within 180 days subsequent to a change of control, we shall have to pay to such person an amount of money equal to 2.9 times his base amount (a term defined in the Internal Revenue Code, which essentially is such person's annualized compensation).

  Further, all options, warrants, and other rights to acquire our securities we previously granted and outstanding to any such persons upon a change of control shall fully vest and become immediately exercisable.

  Change of control is defined as either:

  . the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our common stock; or

  . the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our common stock; or

  . the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our common stock, when such person's ownership interest is deemed by our board to have a material adverse impact on our business or prospects; or

  . the election or appointment of one or more individuals to our board, which election or appointment results in a change in the majority compensation of the board from that which existed on the date we entered into our employment agreement with Mr. van Voorst Vader or Mr. Rego, as applicable.

  As discussed in the section entitled "Nominees for Election as Directors", we entered into a stockholders' agreement dated as of August 11, 1997 among AIGLAEP, certain of our stockholders listed on Schedule A thereto, and us, which, among other matters, accorded AIGLAEP a right of prior approval over specified aspects of our business and operations including our annual budget, executive compensation, future financings, and acquisitions or dispositions of substantial assets. The Stockholders' Agreement also provided that if we did not achieve specified economic performance targets as determined by reference to our audited financial statements for the year ended December 31, 2000, AIGLAEP could appoint such number of its designees as would then constitute a majority of our board of directors, thereby effecting a change of control of Brazil Fast Food Corp. We failed to achieve these performance targets.

  On March 14, 2001, the stockholders' agreement was amended to provide, among other matters, for the suspension, until the completion of our audited financial statements for the year ending December 31, 2002, of AIGLAEP's right to appoint a majority of our board of directors. The stockholders' agreement, as amended, also authorized us to raise no more than $15.0 million in financing during this suspension period without AIGLAEP's prior approval. If certain economic performance targets, based on our results of operations for the year ending December 31, 2002 and set out in the amendment to the stockholders' agreement are met, AIGLAEP's right to take control of our board and certain of its prior approval rights will terminate. If, however, we fail to meet these performance targets, our chief executive officer will promptly resign, and our board will adopt recommendations for improving our financial performance as may be proposed by a committee of the board composed of representatives of AIGLAEP and those investors who purchased securities in a approximately $2.0 million private offering we completed in March 2001.

  In consideration of AIGLAEP's agreeing to the suspension and possible termination of its right to take control of our board and certain of its prior approval rights, we agreed to pay AIGLAEP $350,000 in installments over a two year term, granted AIGLAEP warrants to purchase 35,813 shares of our common stock at an exercise price of $5.00 per share and reduced the exercise price of additional warrants to purchase 64,187 shares of our common stock held by AIGLAEP to $5.00 per share. Further, certain of our stockholders agreed to grant AIGLAEP an option to purchase an aggregate of 40,000 shares of our common stock held by such stockholders, and among them as they shall agree, at an exercise price of $1.50 per share.

Report on Executive Compensation

  We have a compensation committee charged with reviewing and recommending to our board compensation programs for our executive officers.

 Compensation Philosophy

  We believe that executive compensation should:

  . provide motivation to achieve goals by tying executive compensation to company performance, as well as affording recognition of individual performance;

  . provide compensation reasonably comparable to that offered by other companies in a similar industry; and

  . align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

  Our compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by executive officers, a larger portion of compensation is "at risk."

  This philosophy is intended to apply to all management, including Peter J.F. van Voorst Vader, our chief executive officer.

 Compensation Program

  Our executive compensation program has two major components: base salary and long-term equity incentives.

  We seek to position total compensation at or near the median levels of other companies in a similar industry in Brazil.

  Individual performance reviews are generally conducted annually. Compensation in 2000 was based on an individual's sustained performance and the achievement of our revenue, income, and earnings per share goals. We do not assign specific weighing factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

  Base salary is determined by evaluation of individual responsibility and performance.

  Our board believes that executive officers who are in a position to make a substantial contribution to long-term success and to build stockholder value should have a significant equity stake in our on-going success. Accordingly, one of our principal motivation methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such options' exercise price, the program also creates an incentive for executive officers to remain with us since options generally vest and become exercisable over several years and the first increment is not exercisable until one year after the date of grant.

 Chief Executive Officer Compensation

  Peter J.F. van Voorst Vader's compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of our executive officers. Performance is measured against predefined financial, operational and strategic objectives.

  In establishing Mr. van Voorst Vader's base salary, our board took into account both corporate and individual achievements.

  Mr. van Voorst Vader's performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities.

  In measuring Mr. van Voorst Vader's performance against these goals, our board took note of the fact that our net operating revenues for the year ended December 31, 2000 reflected an increase of approximately R$7.4 million over 1999, that our earnings before income taxes, depreciation, and amortization improved to approximately R$4.1 million for the year ended December 31, 2000 as contrasted with R$1.1 million for the prior year, and that we reported income from operations of R$490 for the year ended December 31, 2000 as compared to an operating loss of R$(2,418,000) for the prior year. In addition, under Mr. van Voorst Vader's leadership, we expanded our franchised locations from 108 units at the end of 1999 to 133 units at the end of 2000.

 Tax Considerations

  Section 162(m) of the Internal Revenue Code ("Code") generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If, in the future, this regulation becomes applicable to us, our Board will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

 Summary

  Our board, through its compensation committee, will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                            THE BOARD OF DIRECTORS

                       Omar Carneiro da Cunha, Chairman
                          Peter J.F. van Voorst Vader
                               Lawrence Burstein
                          Jose Ricardo Bosquet Bomeny
                           John Michael Streithorst

Compensation Committee Interlocks and Insider Participation

  During the year ended December 31, 2000, Messrs. van Voorst Vader and Rego participated in discussions concerning executive officer compensation. Each of the named persons did not participate in discussions concerning his own compensation.

  All options, warrants, and other rights to acquire our securities held by our directors shall fully vest and become immediately exercisable following a change of control.

Performance Graph

  The following graph shows the cumulative total return to stockholders from December 31, 1995 through December 31, 2000 with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Restaurants Index during the same period. This presentation assumes that $100 was invested on December 31, 1995, and that all dividends were reinvested.

                                 [LINE GRAPH]

Total Return Analysis

                            12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
Brazil Fast Food Corp.      $ 100.00      $  69.56    $  59.63     $  13.66     $   8.07     $  10.25
S&P 500                     $ 100.00      $ 122.94    $ 163.95     $ 210.80     $ 255.16     $ 231.92
S&P Restaurants             $ 100.00      $  98.81    $ 106.09     $ 166.26     $ 166.28     $ 150.06

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information as of May 4, 2001, based on information obtained from the persons named below, with respect to the beneficial ownership of our common stock held by:

  . each person known by us to be the owner of more than 5% of our outstanding shares;

  .  each director or director-nominee; and

  .  all executive officers, directors and director-nominees as a group.

                                             Amount and Nature     Approximate
                                               of Beneficial      Percentage of
Name and Address of Beneficial Owner           Ownership (1)          Class
------------------------------------         -----------------    -------------
AIG Latin America Equity Partners, Ltd.....        490,125(2)             %
 80 Pine Street
 New York, NY 10016
Peter J.F. van Voorst Vader................        180,446(3)             %
 Prudente de Moraes 1933/703
 Ipanema 22420-043
 Rio de Janeiro, Brazil
Lawrence Burstein..........................         96,267(4)             %
 245 Fifth Avenue
 New York, NY 10016
Omar Carneiro da Cunha.....................        172,238(5)             %
 c/o Bond Consultoria Empresarial S/C Ltda.
 RU4 Voluntarios da Patria
 89 Sala 604
 Botatogo-RJ
 Brazil 22210-00
Jose Ricardo Bosquet Bomeny................        392,500                %
 c/o Big Burger Ltda.
 Rua Lauro Muller 116/2005
 Rio de Janeiro, Brazil
Stephen J. Rose............................         70,300                %
 10/11 Dacre Street
 London, SW1H ODJ
 United Kingdom
All executive officers, directors and
 director-nominees as a group (6 persons)..      1,401,876(2)-(5)         %

--------
(1) Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. Also includes any shares issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of May 4, 2001.
(2) Includes an aggregate of 40,000 shares owned by other directors underlying purchase options granted to AIGLAEP by each of such persons.
(3) Includes 106,613 shares owned by Shampi Investments A.E.C., L.G. Smith Boulevard, Punta Brabo, Oranjstad, Aruba of which Mr. van Voorst Vader is the sole stockholder.
(4) Includes 8,604 shares owned by members of Mr. Burstein's family. Mr. Burstein disclaims any voting or investment power over these shares. Also includes 2,778 shares owned by Lawrence Burstein IRA, of which Mr. Burstein is the beneficiary.
(5) Includes 122,238 shares owned by Seaview Ventures Group Inc., The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

                             INDEPENDENT AUDITORS

  Our board, based on the recommendation of the Audit Committee, has appointed Arthur Andersen S/C as our independent auditors for the 2001 fiscal year.

  Audit Fees. The aggregate fees for professional services rendered by Arthur Andersen S/C in connection with their audit of our consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year and certain of our filings and reports for BOVESPA, the Brazilian Stock Exchange, were approximately $108,500.

  Financial Information Systems Design and Implementation Fees. We did not pay any fees to Arthur Andersen S/C in the 2000 fiscal year for professional services relating to financial information systems design and implementation.

  All Other Fees. We did not pay any other fees for professional services to Arthur Andersen S/C in the 2000 fiscal year.

  A representative of Arthur Andersen S/C is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

           COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT

  Section 16(a) of the 1934 Securities Exchange Act, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2000, all filing requirements applicable to officers, directors, and greater than 10% beneficial owners were complied with, except that each officer and director (other than John Michael Streithorst, AIGLAEP's director-designee who is not standing for re-election at the June 7, 2001 meeting) was not timely in filing a monthly report of one transaction, respectively, and that Mr. van Voorst Vader was not timely in filing another monthly report of one transaction.

                                                                     APPENDIX I

                         BRAZIL FAST FOOD CORPORATION

                            AUDIT COMMITTEE CHARTER

  The Audit Committee (the "Committee"), of the Board of Directors (the "Board") of Brazil Fast Food Corp. (the "Company"), will have the oversight responsibility, authority and specific duties as described below:

COMPOSITION

  The Committee will be comprised of two or more directors as determined by the Board. Members of the Committee will be neither members of management of the Company nor ever have been a member of management. The members of the Committee will meet all independence and experience requirements of Nasdaq. One of the members of the Committee will be elected Committee Chair by the Board. Notwithstanding anything herein to the contrary, members of management may be requested by the Committee to act as members thereon in an ex oficio, non-voting capacity.

RESPONSIBILITY

  The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (2) the system of internal controls that management has established; and (3) the internal audit process. In addition, the Committee provides an avenue for communication between the independent auditors, financial management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee and that the ultimate accountability of the independent auditors is to the Board and the Committee as representatives of the shareholders. The Committee will make regular reports to the Board concerning its activities.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

MEETINGS

  The Committee is to meet in separate executive sessions with the chief financial officer and independent auditors at least once each year and at other times when considered appropriate. Additionally, the Committee will meet at least telephonically before the release of quarterly results.

SPECIFIC DUTIES

  In carrying out its oversight responsibilities, the Committee will:

1. Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

2. Review with the Company's management and independent auditors the Company's accounting and financial reporting controls. Obtain annually from the independent auditors their letter as to the adequacy of such controls.

3. Review with the Company's management and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles use in financial reporting.

4. Review the scope and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

5. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; discuss with the independent auditors any disclosed relationships or services that might alter the auditors' objectivity and independence; and recommend that the Board take appropriate action to oversee the independent auditors' independence.

6. Have a predetermined arrangement with the independent auditors that they will review the interim quarterly financial statements and advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communications with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

7. At the completion of the annual audit, review with management and the independent auditors the following:

    -- The annual financial statements and related footnotes and financial information be included in the Company's annual report to shareholders on Form 10-K.

    -- Results of the audit of the financial statements and their related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    -- Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustment.

    -- If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8. After preparation by management and review by internal audit and independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement.

9. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

                            BRAZIL FAST FOOD CORP.
                         Av. Brasil, 6431 - Bonsucesso
                                 CEP 21040-360
                            Rio de Janeiro, Brazil

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned herby appoints Omar Carneiro da Cunha and Peter J.F. van Voorst Vader, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Brazil Fast Food Corp. (the "Company") held of record by the undersigned on May 4, 2001, at the Annual Meeting of Stockholders of the Company to be held on June 7, 2001 or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                        (To Be Signed on Reverse Side)

1.      Election of directors:

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right)

FOR all nominees           WITHHOLD AUTHORITY       NOMINEES:

Listed at right                                     Omar Carneiro da Cunha
(except as marked          to vote for all          Peter J. F. van Voorst Vader
to the contrary            nominees listed          Jose Ricardo Bosquet Bomeny
at right)                  at right                 Lawrence Burstein
         [_]                        [_]             Stephen J. Rose


2.      To transact such other business as may properly come before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                               ---------------------------------
                                               Signature

                                               Date:
                                                    ----------------------------


                                               ---------------------------------
                                               Signature, if held jointly


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person